                                                                    Exhibit 99.1


                           $237,181,000 (Approximate)
                 BankAmerica Manufactured Housing Contract Trust
           Senior/Subordinate Pass-Through Certificates, Series 1996-1

             Bank of America National Trust and Savings Association
BankAmerica Housing Services, an unincorporated division of Bank of America, FSB
                                     Sellers

BankAmerica Housing Services, an unincorporated division of Bank of America, FSB
                                    Servicer

         $47,129,000        (Approximate)          6.125%            A-1
         $51,893,000        (Approximate)          6.650%            A-2
         $20,316,000        (Approximate)          6.950%            A-3
         $26,068,000        (Approximate)          7.300%            A-4
         $28,483,000        (Approximate)          7.550%            A-5
         $27,040,000        (Approximate)          8.000%            A-6
         $20,891,000        (Approximate)          7.800%            A-7
         $15,361,000        (Approximate)          7.875%            B-1


     This information has been prepared in connection with the issuance of securities representing interests in the above trust, and is based in part on information provided by BankAmerica Housing Services, an unincorporated division of Bank of America, FSB, with respect to the expected characteristics of the pool of manufactured housing contracts in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the manufactured housing contracts will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return indicated herein will be achieved. For example, it is very unlikely that manufactured housing contracts will prepay at a constant rate or following a predictable pattern. This information may not be used or otherwise disseminated in connection with the offer or sale of these or any other securities, except in connection with the initial offer or sale of these securities to you to the extent set forth below. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any particular trading strategy. ANY SUCH OFFER, OR SOLICITATION OF AN OFFER, TO BUY OR SELL ANY SECURITY WOULD BE MADE PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT PREPARED BY THE SELLERS WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. In the event of any such offering, these materials, including any description of the manufactured housing contracts contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement. To Our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Futures Authority, and Morgan Stanley Japan Ltd.
We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

FOR PURPOSES OF THE COMPUTATIONAL MATERIALS, THE CUT-OFF DATE IS JUNE 1, 1996.